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                                                                   Exhibit 10.12

                                 LEASE AGREEMENT

     THIS LEASE is executed this 22nd day of March, 2004, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership ("Landlord"), and SPHERIS OPERATIONS INC., a Tennessee corporation ("Tenant").

                                   WITNESSETH:

                          ARTICLE 1 - LEASE OF PREMISES

     Section 1.01. Basic Lease Provisions and Definitions.

     (a) Leased Premises (shown outlined on Exhibit A attached hereto): Suite 512 of the building commonly known as Haywood Oaks 5 (the "Building"), located at 5211 Linbar Drive, Nashville, Tennessee 37211, within Haywood Oaks TechneCenter (the "Park").

     (b) Rentable Area of Leased Premises: approximately 2,700 square feet.

     (c) Rentable Area of Building: approximately 61,172 square feet

     (d) Tenant's Proportionate Share: 4.41%.

     (e) Minimum Annual Rent: Months  1 -  2   $     0.00
                              Months  3 - 14   $21,843.00
                              Months 15 - 26   $22,248.00

     (f) Monthly Rental Installments: Months  1 -  2   $    0.00
                                      Months  3 - 14   $1,820.25
                                      Months 15 - 26   $1,854.00

     (g) Intentionally Omitted

     (h) Target Commencement Date: April 19, 2004.

     (i) Lease Term: Twenty-Six (26) months.

     (j) Security Deposit: $2,317.50.

     (k) Broker(s): Colliers Turley Martin Tucker representing Tenant.

     (l) Permitted Use: General office and receipt, repair, storage, shipping and redeployment of personal computers and related equipment.

     (m) Address for notices and payments are as follows:

          Landlord: Duke Realty Limited Partnership
                    Attn: Senior Property Manager
                    782 Melrose Avenue
                    Nashville, Tennessee 37211

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          With a copy to: Duke Realty Limited Partnership
                          3950 Shackleford Road, Suite 300
                          Duluth, Georgia 30096-8268
                          Attn: Elizabeth C. Belden, Vice President/Corporate
                                Counsel

          Tenant:         Spheris Operations, Inc.
                          5211 Linbar Drive, Suite 512
                          Nashville, Tennessee 37211
                          Attn: Manager

          With a copy to: Spheris Inc.
                          Suite 200
                          720 Cool Springs Blvd.
                          Franklin, Tennessee 37067
                          Attn: Gregory Stevens

          Address for rental and other payments:
                          Duke Realty Limited Partnership
                          75 Remittance Drive, Suite 3205
                          Chicago, Illinois 60675-3205

     (n) Guarantor(s): None.

EXHIBITS
Exhibit A - Leased Premises
Exhibit B - Tenant Improvements
Exhibit B-1-Scope of Work
Exhibit C - Letter of Understanding
Exhibit D - Rules and Regulations
Exhibit E - Offer Space

     Section 1.02. Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises, under the terms and conditions herein, together with a non-exclusive right, in common with others, to use the following (collectively, the "Common Areas"): the areas of the Building and the underlying land and improvements thereto that are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others.

                         ARTICLE 2 - TERM AND POSSESSION

     Section 2.01. Term. The Lease Term ("Lease Term") shall be for the period of time as set forth in Section 1.01(g) hereof, and shall commence on the date (the "Commencement Date") that is the later to occur of (i) the Target Commencement Date and (ii) Substantial Completion (as defined in Exhibit B hereto) of the Tenant Improvements (as defined in Section 2.02 below) occurs. Landlord hereby agrees that it shall use all commercially reasonable efforts to complete Tenant Improvements within thirty (30) calendar days after Lease execution subject to Tenant


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Delay and Force Majeure.

     Section 2.02. Construction of Tenant Improvements. Landlord shall construct and install all leasehold improvements to the Leased Premises (collectively, the "Tenant Improvements") in accordance with Exhibit B attached hereto and made a part hereof.

     Section 2.03. Surrender of the Premises. Upon the expiration or earlier termination of this Lease, Tenant shall immediately surrender the Leased Premises to Landlord in broom-clean condition and in good condition and repair. Tenant shall also remove its personal property, trade fixtures and any of Tenant's alterations designated by Landlord (including wiring and cabling), promptly repair any damage caused by such removal, and restore the Leased Premises to the condition existing upon the Commencement Date, reasonable wear and tear excepted. If Tenant fails to do so, Landlord may restore the Leased Premises to such condition at Tenant's expense, Landlord may cause all of said property to be removed at Tenants expense, and Tenant hereby agrees to pay all the costs and expenses thereby reasonably incurred. All Tenant property which is not removed within ten (10) days following Landlord's written demand therefor shall be conclusively deemed to have been abandoned by Tenant, and Landlord shall be entitled to dispose of such property at Tenant's cost without thereby incurring any liability to Tenant. The provisions of this section shall survive the expiration or other termination of this Lease.

     Section 2.04. Holding Over. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall become a tenant from month to month at one hundred fifty percent (150%) of the Monthly Rental Installment in effect at the end of the Lease Term, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent in such event shall not result in a renewal of this Lease, and Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant being given thirty (30) days' prior written notice from Landlord to vacate whether or not said notice is given on the rent paying date. This Section 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord's remedies in such event.

                                ARTICLE 3 - RENT

     Section 3.01. Base Rent. Tenant shall pay to Landlord the Minimum Annual Rent in the Monthly Rental Installments, in advance, without deduction or offset, beginning on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installment for partial calendar months shall be prorated.

     Section 3.02. Additional Rent. In addition to the Minimum Annual Rent Tenant shall pay to Landlord for each calendar year during the Lease Term, as "Additional Rent", Tenant's Proportionate Share of all costs and expenses incurred by Landlord during the Lease Term for Real Estate Taxes and Operating Expenses for the Building and Common Areas.

     "Operating Expenses" shall mean all of Landlord's expenses for operation, repair, replacement and maintenance to keep the Building and common areas in good order, condition and repair (including all additional direct costs and expenses of operation and maintenance of the


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Building which Landlord reasonably determines it would have paid or incurred during such year if the Building had been fully occupied), including, but not limited to, management fees and administrative fees; utilities; stormwater discharge fees; license, permit, inspection and other fees; fees and assessments imposed by any covenants or owners' association; security services; insurance premiums and deductibles; and maintenance, repair and replacement of the driveways, parking areas (including snow removal), exterior lighting, landscaped areas, walkways, curbs, storm conveyance systems, sewer lines, exterior walls, foundation, structural frame, roof and gutters. The cost of any capital improvement shall be amortized over the useful life of such improvement (as reasonably determined by Landlord), and only the amortized portion shall be included in Operating Expenses. The term "Operating Expenses" shall not include
(i) any expenses incurred by Landlord in connection with services or other benefits of a type which are not provided to Tenant, but are provided to other tenants or occupants of the Building; or (ii) costs of any services sold or provided to tenants or other occupants for which Landlord is entitled to be reimbursed by such tenants or other occupants as an additional charge of rental over and above the basic rent (and escalations thereof).

     "Real Estate Taxes" shall include any form of real estate tax or assessment or service payments in lieu thereof, and any license fee, commercial rental tax, state franchise taxes assessed on tangible property, improvement bond or other similar charge or tax (other than inheritance, personal income or estate taxes) imposed upon the Building or common areas (or against Landlord's business of leasing the Building) by any authority having the power to so charge or tax, together with costs and expenses of contesting the validity or amount of Real Estate Taxes which at Landlord's option may be calculated as if such contesting work had been performed on a contingent fee basis (whether charged by Landlord's counsel or representative; provided, however, that said fees are reasonably comparable to the fees charged for similar services by others not affiliated with Landlord, but in no event shall fees exceed thirty-three percent (33%) of the good faith estimated tax savings). Additionally, Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all personal property of Tenant contained in the Leased Premises.

     Section 3.03. Payment of Additional Rent. Landlord shall estimate the total amount of Additional Rent to be paid by Tenant during each calendar year of the Lease Term, pro-rated for any partial years. Commencing on the Commencement Date, Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Additional Rent for such year. Within a reasonable time after the end of each calendar year, Landlord shall submit to Tenant a statement of the actual amount of such Additional Rent and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year. In the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installments of Minimum Rent, or shall promptly make payment in the amount of such overpayment to Tenant if the overpayment occurs during the last year of the Lease Term.

     Section 3.04. Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to timely pay any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue, such unpaid amount shall bear interest from the due date thereof to the date of


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payment at the prime rate (as reported in the Wall Street Journal) of interest
("Prime Rate") plus four percent (4%) per annum.

                          ARTICLE 4 - SECURITY DEPOSIT

     Tenant, upon execution of this Lease, shall deposit with Landlord the Security Deposit as security for the performance by Tenant of all of Tenant's obligations contained in this Lease. In the event of a default by Tenant, Landlord may apply all or any part of the Security Deposit to cure all or any part of such default; and Tenant agrees to promptly, upon demand, deposit such additional sum with Landlord as may be required to maintain the full amount of the Security Deposit. All sums held by Landlord pursuant to this section shall be without interest. At the end of the Lease Term, provided that there is then no uncured default, Landlord shall return the Security Deposit to Tenant within thirty (30) days of the expiration or earlier termination of this Lease.

                                 ARTICLE 5 - USE

     Section 5.01. Use of Leased Premises. The Leased Premises are to be used by Tenant solely for the Permitted Use and for no other purposes without the prior written consent of Landlord.

     Section 5.02. Covenants of Tenant Regarding Use. Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including without limitation those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, and (iii) comply with and obey all reasonable directions of the Landlord, including directions as to the non-exclusive use of, and ratio of, parking spaces, as well as the Building rules and regulations that may be adopted by Landlord from time to time. Tenant shall not do or permit anything to be done in or about the Leased Premises or common areas which constitutes a nuisance or which interferes with the rights of other tenants or injures or annoys them. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of its lease or of any rules and regulations. Tenant shall not overload the floors of the Leased Premises. All damage to the floor structure or foundation of the Building due solely to improper positioning or storage of items or materials by Tenant shall be repaired by Landlord at the sole expense of Tenant, who shall reimburse Landlord immediately therefor upon demand. Tenant shall not use the Leased Premises, or allow the Leased Premises to be used, for any purpose or in any manner which would invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord as Additional Rent for any increase in premiums charged solely as a result of Tenant's use of the Premises.

     Section 5.03. Landlord's Rights Regarding Use. In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises or the common areas, each of which may be exercised without notice or liability to Tenant, (a) Landlord may install such signs, advertisements, notices or tenant identification


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information within the common areas as it shall deem necessary or proper; (b)
Landlord shall have the right at any time to control, change or otherwise alter the common areas as it shall deem necessary or proper; and (c) Landlord or Landlord's agent shall be permitted to inspect or examine the Leased Premises at any reasonable time upon reasonable notice (except in an emergency when no notice shall be required), and Landlord shall have the right to make any repairs to the Leased Premises which are necessary for its preservation; provided, however, that any repairs made by Landlord shall be at Tenant's expense, except as provided in Section 7.02 hereof and provided further that Landlord shall have first provided Tenant with reasonable notice and opportunity to make such repairs. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.

                       ARTICLE 6 - UTILITIES AND SERVICES

     Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and services serving the Leased Premises, including janitorial services. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services (at rates that would have been payable if such utilities and services had been directly billed by the utilities or services providers to Tenant) and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other building service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder. In the event of utility "deregulation", Landlord may choose the service provider. In the event Landlord is responsible for an interruption in the supply of utilities as provided herein, and such interruption adversely affects Tenant's ability to conduct its business in the Leased Premises for more than five (5) consecutive business days, Tenant shall be entitled to an abatement of base rental for each day after the fifth (50th) business day during which the interruption continues as its sole remedy for such interruption.

                       ARTICLE 7 - MAINTENANCE AND REPAIRS

     Section 7.01. Tenant's Responsibility. During the Lease Term, Tenant shall, at its own cost and expense, maintain the Leased Premises in good condition, regularly servicing and promptly making all repairs and replacements thereto, including but not limited to the electrical systems, heating and air conditioning systems, plate glass, floors, windows and doors, sprinkler and plumbing systems, and shall obtain a preventive maintenance contract on the heating, ventilating and air-conditioning systems, and provide Landlord with a copy thereof. The preventive maintenance contract shall meet or exceed Landlord's standard maintenance criteria, and shall provide for the inspection and maintenance of the heating, ventilating and air conditioning system on not less than a semi-annual basis. Landlord hereby warrants to Tenant, which warranty shall survive through and including May 31, 2006, that the heating, ventilation and air-conditioning system serving the Leased Premises (the "HVAC") shall be free from defects. This warranty shall exclude (i) damages or defects caused by Tenant or any agents, contractors, employees or invitees of Tenant, improper or insufficient maintenance, or improper operation, and (ii) any repairs or replacements required to be made by Tenant's HVAC service provider pursuant to Tenant's preventative maintenance contract with said HVAC service


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provider.

     Section 7.02. Landlord's Responsibility. During the term of this Lease, Landlord shall maintain in good condition and repair, and replace as necessary, the roof, exterior walls, foundation and structural frame of the Building and the parking and landscaped areas, the costs of which shall be included in Operating Expenses to the extent provided in Section 3.02; provided, however, that to the extent any of the foregoing items require repair because of the negligence, misuse, or default of Tenant, its employees, agents, customers or invitees, Landlord shall make such repairs solely at Tenant's expense but only to the extent such repairs are not covered by insurance.

     Section 7.03. Alterations. Tenant shall not permit alterations in or to the Leased Premises unless and until the plans have been approved by Landlord in writing. As a condition of such approval, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations shall at Landlord's option become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute a consent by Landlord to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty
(30) days after filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys' fees in connection with any construction or alteration and any related lien.

                       ARTICLE 8 - INDEMNITY AND INSURANCE

     Section 8.01. Release. All of Tenant's trade fixtures, merchandise, inventory and all other personal property in or about the Leased Premises, the Building or the Common Areas, which is deemed to include the trade fixtures, merchandise, inventory and personal property of others located in or about the Leased Premises or Common Areas at the invitation, direction or acquiescence (express or implied) of Tenant (all of which property shall be referred to herein, collectively, as "Tenant's Property"), shall be and remain at Tenant's sole risk. Landlord shall not be liable to Tenant or to any other person for, and Tenant hereby releases Landlord from (a) any and all liability for theft or damage to Tenant's Property, and (b) any and all liability for any injury to Tenant or its employees, agents, contractors, guests and invitees in or about the Leased Premises, the Building or the Common Areas, except to the extent of personal injury (but not property loss or damage) caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.01 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.01, the provisions of Section 8.06 shall prevail. This Section 8.01 shall survive the expiration or earlier termination of this Lease.

     Section 8.02. Indemnification by Tenant. Tenant shall protect, defend, indemnify and


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hold Landlord, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including reasonable attorneys' fees and expenses at the trial and appellate levels) to the extent (a) arising out of or relating to any act, omission, negligence, or willful misconduct of Tenant or Tenant's agents, employees, contractors, customers or invitees in or about the Leased Premises, the Building or the Common Areas, (b) arising out of or relating to any of Tenant's Property, or (c) arising out of any other act or occurrence within the Leased Premises, in all such cases except to the extent of personal injury (but not property loss or damage) caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.02 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of
Section 8.06 below and this Section 8.02, the provisions of Section 8.06 shall prevail. This Section 8.02 shall survive the expiration or earlier termination of this Lease.

     Section 8.03. Indemnification by Landlord. Landlord shall protect, defend, indemnify and hold Tenant, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses and expenses (including reasonable attorneys' fees and expenses at the trial and appellate levels) to the extent arising out of or relating to any act, omission, negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors. Nothing contained in this Section 8.03 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.03, the provisions of Section 8.06 shall prevail. This Section 8.03 shall survive the expiration or earlier termination of this Lease.

     Section 8.04. Tenant's Insurance.

     (a) During the Lease Term (and any period of early entry or occupancy or holding over by Tenant, if applicable), Tenant shall maintain the following types of insurance, in the amounts specified below:

          (i) Liability Insurance. Commercial General Liability Insurance (which insurance shall not exclude blanket contractual liability, broad form property damage, personal injury, or fire damage coverage) covering the Leased Premises and Tenant's use thereof against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a combined single limit of not less than $1,000,000 per occurrence, with general umbrella coverage of not less than $5,000,000 for each policy year, which limits may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

          (ii) Casualty Insurance. Special Form Insurance (which insurance shall not exclude flood or earthquake) in the amount of the full replacement cost of Tenant's Property and betterments (including alterations or additions performed by Tenant pursuant hereto, but excluding those improvements, if any, made pursuant to Section 2.02 above), which insurance shall include an agreed amount endorsement waiving coinsurance limitations.

          (iii) Worker's Compensation Insurance. Worker's Compensation insurance in amounts required by applicable law.


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          (iv) Business Interruption Insurance. If Tenant elects not to carry business interruption insurance, Tenant releases Landlord from any and all liability arising during the Lease Term which would have been covered by business interruption insurance had Tenant carried such insurance.

     (b) All insurance required by Tenant hereunder shall (i) be issued by one or more insurance companies reasonably acceptable to Landlord, licensed to do business in the State in which the Leased Premises is located and having an AM Best's rating of A IX or better, and (ii) provide that said insurance shall not be materially changed, canceled or permitted to lapse on less than thirty (30) days' prior written notice to Landlord. In addition, Tenant's insurance shall protect Tenant and Landlord as their interests may appear, naming Landlord, Landlord's managing agent, and any mortgagee requested by Landlord, as additional insureds under its commercial general liability policies. On or before the Commencement Date (or the date of any earlier entry or occupancy by Tenant), and thereafter, within thirty (30) days prior to the expiration of each such policy, Tenant shall furnish Landlord with certificates of insurance in the form of ACORD 27, evidencing all required coverages, together with a copy of the endorsements to Tenant's commercial general liability policies naming the appropriate additional insureds. Upon Tenant's receipt of a request from Landlord, Tenant shall provide Landlord with copies of all insurance policies, including all endorsements, evidencing the coverages required hereunder. If Tenant fails to carry such insurance and furnish Landlord with such certificates of insurance or copies of insurance policies (if applicable), Landlord may obtain such insurance on Tenant's behalf and Tenant shall reimburse Landlord upon demand for the cost thereof as Additional Rent.

     Section 8.05. Landlord's Insurance. During the Lease Term, Landlord shall maintain the following types of insurance, in the amounts specified below (the cost of which shall be included in Operating Expenses):

     (a) Liability Insurance. Commercial General Liability Insurance (which insurance shall not exclude blanket, contractual liability, broad form property damage, personal injury, or fire damage coverage) covering the Common Areas against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a combined single limit of not less than $3,000,000 per occurrence, and with general aggregate limits of not less than $10,000,000 for each policy year, which limits may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

     (b) Casualty Insurance. Special Form Insurance (which insurance shall not exclude flood or earthquake) in the amount of the full replacement cost of the Building, including, without limitation, any improvements, if any, made pursuant to Section 2.02 above, but excluding Tenant's Property and any other items required to be insured by Tenant pursuant to Section 8.04 above.

     Section 8.06. Waiver of Subrogation. Notwithstanding anything contained in this Lease to the contrary, Landlord and Tenant hereby waive any rights each may have against the other on account of any loss of or damage to their respective property, the Leased Premises, its contents, or other portions of the Building or Common Areas arising from any risk which is required to be insured against by Sections 8.04(a)(ii) and 8.05(b) above. The special form coverage insurance


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policies maintained by Landlord and Tenant as provided in this Lease shall include an endorsement containing an express waiver of any rights of subrogation by the insurance company against Landlord and Tenant, as applicable.

                              ARTICLE 9 - CASUALTY

     In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees promptly to restore and repair same; provided, however, Landlord's obligation hereunder with respect to the Leased Premises shall be limited to the reconstruction of such of the leasehold improvements as were originally required to be made by Landlord pursuant to Section 2.02 above, if any. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are (a) so destroyed that they cannot be repaired or rebuilt within one hundred eighty
(180) days from the casualty date; or (b) destroyed by a casualty that is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Leased Premises; then, in case of a clause (a) casualty, either Landlord or Tenant may, or, in the case of a clause (b) casualty, then Landlord may, upon thirty (30) days' written notice to the other party, terminate this Lease with respect to matters thereafter accruing. Tenant waives any right under applicable laws inconsistent with the terms of this paragraph. Notwithstanding the provisions of this paragraph, if any such damage or destruction occurs within the last year of the term hereof, then Landlord, in its sole discretion, may, without regard to the aforesaid one hundred eighty
(180) day period, terminate this Lease by written notice to Tenant.

                           ARTICLE 10 - EMINENT DOMAIN

     If all or any substantial part of the Building or common areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date that actual possession thereof is so taken. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain so that the Leased Premises shall become materially unfit for use by Tenant for the Permitted Use, Tenant may terminate this Lease as of the date that actual possession thereof is so taken by giving written notice to Landlord. All damages awarded shall belong to Landlord; provided, however, that Tenant may claim dislocation damages if such amount is not subtracted from Landlord's award.

                      ARTICLE 11 - ASSIGNMENT AND SUBLEASE

     Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord's prior written consent, which consent, except as set forth below, shall not be unreasonably withheld, delayed or denied. In the event of any assignment or subletting, Tenant shall remain primarily liable hereunder, and any extension, expansion, rights of first offer, rights of first refusal or other options granted to Tenant under this Lease shall be rendered void and of no further force or effect. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this


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Lease or the subletting of the Leased Premises. Without in any way limiting
Landlord's right to refuse to consent to any assignment or subletting of this Lease, Landlord reserves the right to refuse to give such consent if in Landlord's opinion (i) the Leased Premises are or may be in any way adversely affected; (ii) the business reputation of the proposed assignee or subtenant is unacceptable; or (iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations hereunder. Tenant agrees to reimburse Landlord for reasonable accounting and attorneys' fees incurred in conjunction with the processing and documentation of any such requested assignment, subletting or any other hypothecation of this Lease or Tenant's interest in and to the Leased Premises.

                       ARTICLE 12 - TRANSFERS BY LANDLORD

     Section 12.01. Sale of the Building. Landlord shall have the right to sell the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability hereunder after the date of such conveyance.

     Section 12.02. Estoppel Certificate. Within ten (10) business days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, any instrument which Landlord deems reasonably necessary or desirable to confirm the subordination of this Lease and an estoppel certificate in such form as Landlord may reasonably request certifying (i) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (ii) the date to which rent has been paid, (iii) that there are not, to Tenant's knowledge, any uncured defaults or specifying such defaults if any are claimed, and (iv) any other matters or state of facts reasonably required respecting the Lease. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Building.

     Section 12.03. Subordination. Landlord shall have the right to subordinate this Lease to any mortgage presently existing or hereafter placed upon the Building by so declaring in such mortgage. Notwithstanding the foregoing, if the mortgagee shall take title to the Leased Premises through foreclosure or deed in lieu of foreclosure, Tenant shall be allowed to continue in possession of the Leased Premises as provided for in this Lease so long as Tenant shall not be in default. Landlord shall (a) notify Tenant in writing of the name of the mortgagee if Landlord places a mortgage on the Building and (b) use commercially reasonable efforts, upon written request by Tenant and at Tenant's sole expense, to obtain a Subordination, Non-Disturbance and Attornment Agreement executed by holders of any mortgages on the Leased Premises providing that (i) in the event the mortgagee files suit to foreclose the mortgage, the mortgagee will not join Tenant in the foreclosure proceedings so long as Tenant is not in default under any of the terms, covenants and conditions of the Lease, (ii) in the event mortgagee succeeds to the interest of mortgagor, as Landlord, and Tenant is not in default under the terms, covenants or conditions of the Lease, the mortgagee shall be bound to Tenant under all of the terms, covenants and conditions of the Lease, (iii) Tenant agrees to attorn to mortgagee, and (iv) Tenant agrees to give mortgagee notice of Landlord's default and opportunity to cure.

                         ARTICLE 13 - DEFAULT AND REMEDY

     Section 13.01. Default. The occurrence of any of the following shall be a "Default":

     (a) Tenant fails to pay any Monthly Rental Installment or Additional Rent within five (5) days after the same is due (a "Monetary Default"), but Tenant will not be in Monetary Default for the first such failure within any consecutive twelve (12) month period if Tenant pays the delinquent amount, plus any applicable late fee, within five (5) days after Landlord delivers written notice of such failure to Tenant., or Tenant fails to pay any other amounts due Landlord from Tenant within ten (10) days after written notice from Landlord that the same is due.

     (b) Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the nature of Tenant's default is such that more than thirty days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty-day period and thereafter diligently completes the required action within a reasonable time.

     (c) Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease.

     (d) All or substantially all of Tenant's assets in the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant's corporate charter if Tenant is a corporation if the same is not promptly reinstated.

     Section 13.02. Remedies. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised without further notice to
Tenant:

     (a) Landlord may apply the Security Deposit or re-enter the Leased Premises and cure any default of Tenant, and Tenant shall reimburse Landlord as additional rent for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action.

     (b) Landlord may terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Leased Premises as of the date of such Default, and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have. Upon the termination of this Lease, Landlord may declare the present value (discounted at the Prime Rate) of all rent which would have been due under this Lease for the balance of the Lease Term to be immediately due and payable minus the amount Landlord could reasonably mitigate by reletting the Premises to another person or entity, whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damage which Landlord may sustain directly by reason of Tenant's default ("Default Damages"), which shall include without limitation expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, brokers' commissions and attorneys' fees, it being expressly understood and agreed that the liabilities and remedies specified in this subsection (b) shall survive the termination of this Lease.

     (c) Landlord may, without terminating this Lease, re-enter the Leased Premises and re-let all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord as liquidated damages the present value (discounted at the Prime Rate) of the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term, together with all of Landlord's Default Damages.

     (d) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default.

     Section 13.03. Landlord's Default and Tenant's Remedies. Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder except pursuant to an order of a court of competent jurisdiction.

     Section 13.04. Limitation of Landlord's Liability. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building (including rents and profits therefrom) for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment.

     Section 13.05. Nonwaiver of Defaults. Neither party's failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord's receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

     Section 13.06. Attorneys' Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys' fees incurred in connection therewith.

                ARTICLE 14 - LANDLORD'S RIGHT TO RELOCATE TENANT

Landlord shall have the right upon at least sixty (60) days' prior written notice to Tenant to relocate Tenant and to substitute for the Leased Premises other space in the Building or in the Park containing at least as much rentable area as the Leased Premises. Such substituted space shall be improved by Landlord, at its expense, with improvements at least equal in quantity and quality to those in the Leased Premises and in the same manner as the Leased Premises were altered for Tenant prior to or after the commencement of this Lease by Landlord. Landlord shall reimburse Tenant for all reasonable expenses incurred in connection with such relocation, including but not limited to Tenant's reasonable out-of-pocket expenses for (i) moving and installation of Tenant's furniture, equipment, supplies, (ii) replacement of Tenant's stationary and business cards and (iii) moving and installation of Tenant's telephones and telephone equipment from the present Leased Premises to the Substitution Space. In no event shall Landlord be liable to Tenant for any consequential damages as a result of any such relocation, including, but not limited to, loss of business income or opportunity.

          ARTICLE 15 - TENANT'S RESPONSIBILITY REGARDING ENVIRONMENTAL
                         LAWS AND HAZARDOUS SUBSTANCES.

     Section 15.01. Definitions.

     a. "Environmental Laws" - All present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, the rules and regulations of the Federal Environmental Protection Agency or any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

     b. "Hazardous Substances" - Those substances included within the definitions of "hazardous substances", "hazardous materials", "toxic substances" "solid waste" or "infectious waste" under Environmental Laws.

     Section 15.02. Compliance. Tenant, at its sole cost and expense, shall promptly comply with the Environmental Laws including any notice from any source issued pursuant to the Environmental Laws or issued by any insurance company which shall impose any duty upon Tenant with respect to the use, occupancy, maintenance or alteration of the Leased Premises whether such notice shall be served upon Landlord or Tenant.

     Section 15.03. Restrictions on Tenant. Tenant shall operate its business and maintain the Leased Premises in compliance with all Environmental Laws. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the standards generally prevailing in the industry.

     Section 15.04. Notices, Affidavits, Etc. Tenant shall immediately notify Landlord when Tenant obtains any actual knowledge of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Leased Premises, or
(ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises and shall immediately deliver to Landlord any notice received by Tenant relating to (i) and (ii) above from any source. Tenant shall execute affidavits, representations and the like within five (5) business days of Landlord's written request therefor concerning Tenant's best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

     Section 15.05. Landlord's Rights. Landlord and its agents shall have the right, but not the duty, upon reasonable advance notice (except in the case of emergency when no notice shall be required) to inspect the Leased Premises and conduct tests thereon to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there are Hazardous Substances on, under or about the Leased Premises. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant's business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant's property or business caused thereby.

     Section 15.06. Tenant's Indemnification. Tenant shall indemnify Landlord and Landlord's managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys' fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 15. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease. Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease (except to the extent Tenant exacerbates the same) or that are not otherwise caused by Tenant.

     Section 15.07. Landlord's Representation. To the best of Landlord's knowledge and belief Landlord represents that as of the Commencement Date of the term hereof, the Leased Premises shall either be in compliance with all governmental codes, ordinances, rules and regulations (including but not limited to all Environmental Laws) or, if required at such time, shall be brought into such compliance.

                           ARTICLE 16 - MISCELLANEOUS

     Section 16.01. Benefit of Landlord and Tenant. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

     Section 16.02. Governing Law. This Lease shall be governed in accordance with the laws of the State where the Building is located.

     Section 16.03. Guaranty. In consideration of Landlord's leasing the Leased Premises to Tenant, Tenant shall provide Landlord with a Guaranty of Lease executed by the guarantor(s) described in the Basic Lease Provisions, if any.

     Section 16.04. Force Majeure. Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies.

     Section 16.05. Examination of Lease. Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

     Section 16.06. Indemnification for Leasing Commissions. The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto.

     Section 16.07. Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in
Article 1. If delivered in person, notice shall be deemed given as of the delivery date. If sent by overnight courier, notice shall be deemed given as of the first business day after sending. If mailed, the notice shall be deemed to have been given on the date which is three business days after mailing. Either party may change its address by giving written notice thereof to the other party.

     Section 16.08. Partial Invalidity; Complete Agreement. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

     Section 16.09. Financial Statements. During the Lease Term and any extensions thereof, Tenant shall provide to Landlord, upon Landlord's request, on an annual basis, within ninety (90) days following the end of Tenant's fiscal year, a copy of Tenant's most recent financial statements (certified and audited if the Minimum Annual Rent hereunder exceeds $100,000) prepared as of the end of Tenant's fiscal year. Such financial statements shall be signed by Tenant who shall attest to the truth and accuracy of the information set forth in such statements. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied. Landlord agrees that it shall keep the information contained in such financial statements confidential and shall use the financial statements solely for the purposes of evaluating Tenant's financial worth and will not use any of the financial statements, directly or indirectly, for Landlord's own account or in any manner that is detrimental to the interest of Tenant.

     Section 16.10. Representations and Warranties. The undersigned represent and warrant that (i) such party is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the state under which it was organized and if such state is not the state in which the Leased Premises is located, that it is authorized to do business in such state; and (ii) the individual executing and delivering this Lease has been properly authorized to do so, and such execution and delivery shall bind such party.

                         ARTICLE 17 - SPECIAL PROVISIONS

     Section 17.01. Option To Extend.

     (a) Grant and Exercise of Option. Provided that (i) Tenant has not been in Default under the Lease beyond applicable cure periods, (ii) the creditworthiness of Tenant is then acceptable to Landlord, (iii) Tenant originally named herein remains in possession of and has been continuously operating in the entire Leased Premises throughout the Lease Term and (iv) the current use of the Leased Premises is consistent with the Permitted Use hereunder (unless a change in Permitted Use has since been approved by Landlord), Tenant shall have one (1) option to extend the Term for one (1) additional period of two (2) years (the "Extension Term"). The Extension Term shall be upon the same terms and conditions contained in the Lease for the original Lease Term except (i) Tenant shall not have any further option to extend and (ii) the Minimum Annual Rent shall be adjusted as set forth in subsection (b) below ("Rent Adjustment"). Tenant shall exercise such option by delivering to Landlord, no later than six (6) months prior to the expiration of the Lease Term, written notice of Tenant's desire to extend the Lease Term. Tenant's failure to properly exercise such option shall be deemed a waiver of such option. If Tenant properly exercises its option to extend, Landlord shall notify Tenant of the Rent Adjustment no later than one hundred fifty (150) days prior to the commencement of the Extension Term. Tenant shall have five (5) business days following its receipt of Landlord's notice to notify Landlord in writing that Tenant objects to the Rent Adjustment, and therefore that Tenant retracts its option to extend the Lease Term, in which case the Lease Term shall expire on its scheduled expiration date and Tenant's option to extend shall be void and of no further force and effect. Tenant shall be deemed to have accepted the Rent Adjustment if it fails to deliver to Landlord a written objection thereto within five (5) business days after receipt thereof. If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord's option, a new lease on the form then in use for the Building) reflecting the terms and conditions of the Extension Term, within thirty (30) days after Tenant's exercise of its option to extend, which amendment shall have no force or effect until both Tenant and Landlord shall have executed same.

     (b) Rent Adjustment. The Minimum Annual Rent for the Extension Term shall be an amount equal to the minimum annual rent then being quoted by Landlord to prospective new tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings in the Park, excluding free rent and other concessions. The Minimum Monthly Rent shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the Extension Term and shall be paid at the same time and in the same manner as provided in the Lease.

     Section 17.02. Right of First Offer.

     (a) Provided that (i) Tenant has not been in Default under the Lease beyond applicable cure periods, (ii) the creditworthiness of Tenant is then acceptable to Landlord beyond applicable cure periods, (iii) Tenant originally named herein remains in possession of and has been continuously operating in the entire Leased Premises throughout the Lease Term and (iv) the current use of the Leased Premises is consistent with the Permitted Use hereunder unless a change in Permitted Use has been approved by Landlord, and subject to any renewals, extensions or expansions of the existing tenant or other tenants to the Offer Space (as hereinafter defined), Landlord shall notify Tenant in writing ("Landlord's Notice") of the availability of Suite 511 and Suite 513 in the Building, as shown on Exhibit E attached hereto (the "Offer Space") before entering into a lease with a third party for such Offer Space. Tenant shall have five (5) business days from its receipt of Landlord's Notice to deliver to Landlord a written acceptance agreeing to lease the Offer Space on the terms and conditions contained in Landlord's Notice. In the event Tenant fails to notify Landlord of its acceptance within said five (5) business day period, such failure shall be conclusively deemed a waiver of Tenant's rights under this
Section 17.02 and a rejection of the Offer Space, whereupon Tenant shall have no further rights with respect to the Offer Space and Landlord shall be free to lease the Offer Space to a third party. In the event Tenant accepts the Offer Space, Tenant shall lease the Offer Space on the terms and conditions of this Lease, as modified by Landlord's Notice. Notwithstanding the foregoing, if Tenant accepts the Offer Space, the term for the Offer Space shall be coterminous with the term for the original Leased Premises; provided, however, that the minimum term for the Offer Space shall be thirty-six (36) months and the Lease Term for the original Leased Premises shall be extended, if necessary, to be coterminous with the term for the Offer Space. The Minimum Annual Rent for the Offer Space shall be equal to the rate which is then being quoted by Landlord to prospective new tenants for the Offer Space, excluding free rent and other concessions. The Minimum Annual Rent for the original Leased Premises during any such extended term shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective new tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings in the vicinity, excluding free rent and other concessions.

     (b) If Tenant waives its right to lease the Offer Space pursuant to subsection (a) above, and Landlord fails to lease the Offer Space to a third party within ninety (90) days following such waiver, Landlord shall not lease the Offer Space to a third party without again notifying Tenant of the availability of the Offer Space, in which case Tenant shall again have the right to lease the Offer Space in accordance with this Section 17.02.

     (c) This Right of First Offer shall commence as of the date hereof, and shall expire and be of no further force or effect upon the expiration of the initial Lease Term, or any earlier waiver of this Right of First Offer pursuant to subsection (a) above.

     Section 17.03. Option to Expand. Provided that (i) Tenant has not been in Default under the Lease beyond applicable cure periods (ii) the creditworthiness of Tenant is then acceptable to

Landlord, (iii) Tenant originally named herein remains in possession of and has been continuously operating in the entire Leased Premises throughout the Original Term, (iv) Tenant finds it necessary to expand its operations during the term of this Lease and requires at least fifty percent (50%) more rentable area than is contained in the Leased Premises, (v) Landlord has sufficient space to lease to Tenant in the Park, and (vi) Landlord and Tenant mutually agree on the terms and conditions of the lease of such space, Tenant shall have the option to expand the Leased Premises by delivering to Landlord, no later than six (6) months prior to the proposed effective date of such expansion, written notice of Tenant's desire to expand the Leased Premises. The Leased Premises, after such expansion, shall consist of not less than 4,050 rentable square feet (the "Expanded Premises"). Provided the conditions set out above are met, if sufficient space is not available for lease in the Building at the time Tenant exercises its option to expand, Landlord shall, at Tenant's election and at Tenant's expense, relocate the Expanded Premises to another Building owned by Landlord in the Park. If Tenant properly exercises its option to expand, Landlord and Tenant shall execute a new Lease or an amendment to the Lease reflecting the terms and conditions for the Expanded Premises. In no event shall Landlord be required to terminate this Lease in order to relocate Tenant to any place other than another building owned by Landlord, as described above.

     Section 17.04. Parking. Tenant shall be entitled to the non-exclusive use of the parking spaces designated for the Building by Landlord. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right in its absolute discretion to determine whether parking facilities are becoming crowded and, in such event, to allocate parking spaces between Tenant and other tenants. There will be no assigned parking unless Landlord, in its sole discretion, deems such assigned parking advisable. No vehicle may be repaired or serviced in the parking area and any vehicle brought into the parking area by Tenant, or any of Tenant's employees, contractors or invitees, and deemed abandoned by Landlord will be towed and all costs thereof shall be borne by the Tenant. All driveways, ingress and egress, and all parking spaces are for the joint use of all tenants. There shall be no parking permitted on any of the streets or roadways located within the Park. In addition, Tenant agrees that its employees will not park in the spaces designated visitor parking.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                                        LANDLORD:

                                        DUKE REALTY LIMITED PARTNERSHIP, an
                                        Indiana limited partnership

                                        By: Duke Realty Corporation,
                                            its general partner


                                        By: /s/ John W. Nelley, Jr.
                                            ------------------------------------
                                            John W. Nelley, Jr.
                                            Managing Director
                                            Nashville Operations

                                        TENANT:

                                        SPHERIS OPERATIONS INC., a Tennessee
                                        corporation


                                        By: /s/ Tony James, CFO
                                            ------------------------------------
                                        Printed: Tony James
                                                 -------------------------------
                                        Title: CFO
                                               ---------------------------------

                           END OF EXECUTION SIGNATURES

                                    EXHIBIT A

                                 LEASED PREMISES

                                    EXHIBIT B

                               TENANT IMPROVEMENTS

     1. Landlord's Obligations. Tenant has personally inspected the Leased Premises and accepts the same "AS IS" without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto except to construct and install within the Leased Premises, in a good and workmanlike manner, the Tenant Improvements, in accordance with this EXHIBIT B and the Scope of Work attached as EXHIBIT B-1.

     2. Schedule and Early Occupancy. Landlord shall provide Tenant with a proposed schedule for the construction and installation of the Tenant Improvements and shall notify Tenant of any material changes to said schedule. Tenant agrees to coordinate with Landlord regarding the installation of Tenant's phone and data wiring and any other trade related fixtures that will need to be installed in the Leased Premises prior to Substantial Completion. During any entry prior to the Commencement Date (a) Tenant shall comply with all terms and conditions of this Lease other than the obligation to pay rent, (b) Tenant shall not interfere with Landlord's completion of the Tenant Improvements, (c) Tenant shall cause its personnel and contractors to comply with the terms and conditions of Landlord's rules of conduct (which Landlord agrees to furnish to Tenant upon request), and (d) Tenant shall not begin operation of its business. Tenant acknowledges that Tenant shall be responsible for obtaining all applicable permits and inspections relating to any such entry by Tenant.

     3. Change Orders. Tenant shall have the right to request changes to the Scope of Work at any time following the date hereof by way of written change order (each, a "Change Order", and collectively, "Change Orders"). Provided such Change Order is reasonably acceptable to Landlord, Landlord shall prepare and submit promptly to Tenant a memorandum setting forth the impact on cost and schedule resulting from said Change Order (the "Change Order Memorandum of Agreement"). Tenant shall, within three (3) days following Tenant's receipt of the Change Order Memorandum of Agreement, either (a) execute and return the Change Order Memorandum of Agreement to Landlord, or (b) retract its request for the Change Order. At Landlord's option, Tenant shall pay to Landlord (or Landlord's designee), within ten (10) days following Landlord's request, any increase in the cost to construct the Tenant Improvements resulting from the Change Order, as set forth in the Change Order Memorandum of Agreement. Landlord shall not be obligated to commence any work set forth in a Change Order until such time as Tenant has delivered to Landlord the Change Order Memorandum of Agreement executed by Tenant and, if applicable, Tenant has paid Landlord in full for said Change Order.

     4. Tenant Delay. Notwithstanding anything to the contrary contained in the Lease, if Substantial Completion of the Tenant Improvements is delayed beyond the Target Commencement Date as a result of Tenant Delay (as hereinafter defined), then, for purposes of determining the Commencement Date, Substantial Completion of the Tenant Improvements shall be deemed to have occurred on the date that Substantial Completion of the Tenant Improvements would have occurred but for such Tenant Delay. Without limiting the foregoing, Landlord shall use commercially reasonable speed and diligence to Substantially Complete the Tenant

Improvements on or before the Target Commencement Date.

     5. Letter of Understanding. Promptly following the Commencement Date, Tenant shall execute Landlord's Letter of Understanding in substantially the form attached hereto as Exhibit C and made a part hereof, acknowledging (a) the Commencement Date of this Lease, and (b) except for any punchlist items, that Tenant has accepted the Leased Premises. If Tenant takes possession of and occupies the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises and that the condition of the Leased Premises and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects, subject to any punchlist items.

     6. Definitions. For purposes of this Lease (a) "Substantial Completion" (or any grammatical variation thereof) shall mean completion of construction of the Tenant Improvements, subject only to punchlist items to be identified by Landlord and Tenant in a joint inspection of the Leased Premises prior to Tenant's occupancy, as established by a certificate of occupancy for the Leased Premises or other similar authorization issued by the appropriate governmental authority, and (b) "Tenant Delay" shall mean any delay in the completion of the Tenant Improvements attributable to Tenant, including, without limitation (i) Tenant's failure to meet any time deadlines specified herein, (ii) Change Orders, (iii) the performance of any other work in the Leased Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work, (iv) Landlord's inability to obtain an occupancy permit for the Leased Premises because of the need for completion of all or a portion of improvements being installed in the Leased Premises directly by Tenant, and (v) any other act or omission of Tenant.

                                   EXHIBIT B-1

                                  SCOPE OF WORK

                                  Scope of Work

TENANT NAME:      SPHERIS
BLD. LOCATION:    HAYWOOD OAKS 5
PROPOSAL DATE:    2/10/2004
REVISED (#) DATE: ______________
PROJECT MANGR:    BRET COX
ARCH. DWG. BY:    MP
DRAWING DATE:     3/21/2003
BUILDING TYPE:    ______________
OFFICE - RSF:     1,378
WAREHOUSE - RSF:  1,322
TOTAL - RSF:      2,700

Based upon the "Contract Documents", DUKE REALTY LIMITED PARTNERSHIP ("Duke") agrees to perform the following "Work".

                       DESCRIPTION                                  UNIT
                       -----------                                  ----
TIME PERIOD REQUIREMENTS

BID PROCESS                                                         WKS
ARCHITECTURAL / MECHANICAL / ELECTRICAL / PLUMBING DESIGN           WKS
BUILDING PERMIT                                                     WKS
CONSTRUCTION                                                    3   WKS
PUNCH LIST COMPLETION                                           1   WKS

                               TOTAL TIME PERIOD REQUIRED       4   WKS
SUPERVISION                                                     1   WKS
SUPERINTENDENT

PROJECT CLEAN-UP                                            1,322   SF
BROOM CLEAN WAREHOUSE                                       1,378   SF
FINAL CLEAN UP                                                  1   WK
DUMPSTER RENTAL

DESIGN FEES                                                     1   LS
BLUEPRINTS f PRINTING COSTS

ROOFING
FLASH HVAC ROOF CURBS-4'X7' OPENING                             1   EA
30"x30" WALKOFF MATS                                           10   EA

WOOD DOORS / FRAMES
3' X 7' SOLID CORE FIELD FINISHED BIRCH DOOR W / STANDARD
HINGES AND HOLLOW METAL FRAME                                   1   EA
REMOVE EXISTING DOOR FRAME & DRYWALL FOR NEW DOOR.              1   EA

HARDWARE (LOCKS/KEYS)
93K LEVER HANDLE LOCKSET (HEAVY DUTY).                          1   EA
COMBINATED CORES WITH NO HARDWARE PURCHASED.                    1   EA

GENERAL CONSTRUCTION                                            1   LS
REMOVE EXISTING VIEW WINDOW/FILLWITH DRYWALL.                   1   LS
CREATE CASED OPENING IN EXISTING WALL.

INTERIOR WALL FINISHES
PAINT DOOR FRAMES ONLY WITH TWO COATS OF ENAMEL FINISH.         7   EA
STAIN DOORS ONLY WITH ONE COAT STAIN AND TWO COATS CLEAR
FINISH.                                                         1   EA
PAINT ALL DRYWALL WITH TWO COATS OF LATEX PAINT.            3,798   SF

FLOOR FINISHES
TAKE UP EXISTING CARPET / VINYL COVE BASE.                    360   SF
4" VINYL COVE BASE THROUGHOUT OFFICE AREA.                    120   LF
STANDARD 118" COMMERCIAL VINYL COMPOSITION TILE.              360   SF
CLEAN CARPET THROUGOUT.                                     1,378   SF

HVAC
ADD 3 TON COOLING ONLY ROOF TOP UNIT IN WAREHOUSE
DESIGNED TO MAINTAIN 80                                         1   EA
DEGREES FAHRENHEIT IN SUMMER MONTHS.

POWER - OFFICE
DISCONNECTION FOR DEMOLITION                                    1   LS
STANDARD 15 AMP / 120 VOLT DUPLEX RECEPTACLE.                   6   EA

POWER - WAREHOUSE                                               3   TON
POWER TO ROOF TOP UNIT.

EXCLUSIONS / QUALIFICATIONS 1 ALTERNATES

                                    EXHIBIT C

                             LETTER OF UNDERSTANDING

DUKE REALTY LIMITED PARTNERSHIP
Attention: ____________________, Property Manager
782 Melrose Avenue
Nashville, TN 37211

     RE: LEASE AGREEMENT BETWEEN DUKE REALTY LIMITED PARTNERSHIP, AN INDIANA
         LIMITED PARTNERSHIP ("LANDLORD") AND ______________________________
         ("TENANT") FOR THE LEASED PREMISES LOCATED AT (THE "LEASED PREMISES"), DATED (THE "LEASE").

Dear Sir or Madame:

The undersigned, on behalf of Tenant, certifies to the Landlord as follows:

     1.   The Commencement Date under the Lease is

     2.   The rent commencement date is

     3.   The expiration date of the Lease is

     4. The Lease (including amendments or guaranty, if any) is the entire agreement between Landlord and Tenant as to the leasing of the Leased Premises and is in full force and effect.

     5. The Landlord has completed the improvements designated as Landlord's obligation under the Lease (excluding punchlist items as agreed upon by Landlord and Tenant), if any, and Tenant has accepted the Leased Premises as of the Commencement Date.

     6. To the best of the undersigned's knowledge, there are no uncured events of default by either Tenant or Landlord under the Lease.

     IN WITNESS WHEREOF, the undersigned has caused this Letter of Understanding to be executed this ____ day of ___________, 20 ___.

                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                        Printed Name:
                                                      --------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT D

                              RULES AND REGULATIONS

     1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress and egress. Landlord may control the Common Areas.

     2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises other than Landlord standard drapes without Landlord's prior written approval. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without written consent of Landlord.

     3. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Leased Premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to tenant. Standard interior signs on doors and lobby directory shall be inscribed, painted or affixed for each tenant by the Landlord, and shall be of a size, color and style acceptable to Landlord. The lobby directory will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord's standard lettering.

     4. The sashes, sash doors, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by tenant.

     5. The sinks and toilets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

     6. No tenant shall mark, paint, drill into, or in any way deface any part of the Leased Premises or the Building. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted, except with the prior written consent of the Landlord and as the Landlord may direct. Landlord shall direct electricians as to where and how telephone or telegraph wires are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Leased Premises shall be subject to the approval of Landlord.

     7. No bicycles, vehicles, birds or animals of any kind (except seeing eye dogs) shall be brought into or kept in or about the Leased Premises, and no cooking shall be done or permitted by any tenant on the Leased Premises, except microwave cooking, and the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees which shall be permitted provided power shall not exceed that amount which can be provided by a 30 amp circuit. No tenant shall cause or permit any unusual or objectionable odors to be produced or permeate the Leased Premises.

     8. The Leased Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Leased Premises. No tenant shall occupy or permit any portion of the Leased Premises to be occupied as an office for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or an employment bureau without the express written consent of Landlord. The Leased Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

     9. No tenant shall make, or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No tenant shall throw anything out of doors, windows or down the passageways.

     10. No tenant, subtenant or assignee nor any of its servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Leased Premises any inflammable, combustible or explosive fluid, chemical or substance or firearm.

     11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof. Each tenant must upon the termination of his tenancy, restore to the Landlord all keys of doors, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

     12. No Tenant shall overload the floors of the Leased Premises. All damage to the floor, structure or foundation of the Building due to improper positioning or storage items or materials shall be repaired by Landlord at the sole cost and expense of tenant, who shall reimburse Landlord immediately therefor upon demand. All removals or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord shall reasonably determine from time to time. The moving of safes or other fixtures or bulky matter of any kind must be done upon previous notice to the superintendent of the Building and under his supervision, and the persons employed by any tenant for such work must be acceptable to Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. The Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord to distribute the weight.

     13. No tenant shall purchase janitorial or maintenance or other like services, from any person or persons not approved by Landlord.

     14. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion tends to impair the reputation of the Building or its desirability as an office location, and upon written notice from Landlord any tenant shall refrain from or discontinue such advertising.

     15. Landlord reserves the right to require all persons entering the Building between the hours of 6 p.m. and 8 a.m. and at all hours on Sunday and legal holidays to register with Landlord's security personnel. Each tenant shall be responsible for all persons entering the Building at tenant's invitation, express or implied. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right without any abatement of rent to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the tenants and the protection of the Building and the property in the Building.

     16. Any persons employed by any tenant to do janitorial work or other work in the Leased Premises shall, while in the Building and outside of the Leased Premises, be subject to and under the control and direction of the superintendent of the Building (but not as an agent or servant of said superintendent or of the Landlord), and tenant shall be responsible for all acts of such persons.

     17. The requirements of tenant will be attended to only upon application to the Property Management Office of the Building.

     18. Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall report and otherwise cooperate to prevent the same.

     19. All office equipment of any electrical or mechanical nature shall be placed by tenant in the Leased Premises in settings which will, to the maximum extent possible, absorb or prevent any vibration, noise and annoyance.

     20. No air-conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord.

     21. There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards.

     22. The scheduling of tenant move-ins shall be subject to the reasonable discretion of Landlord.

     23. The Building is a smoke-free Building. Smoking is strictly prohibited within the Building. Smoking shall only be allowed in areas designated as a smoking area by Landlord. Tenant and its employees, representatives, contractors or invitees shall not smoke within the

Building or throw cigar or cigarette butts or other substances or litter of any kind in or about the Building, except in receptacles placed in it for that purpose. Landlord may, at its sole discretion, impose a charge against monthly rent of $50.00 per violation by tenant or any of its employees, representatives, contractors or invitees, of this smoking policy.

     24. Tenants will see that all doors are securely locked, and water faucets, electric lights and electric machinery are turned off before leaving the Building.

     25. Parking spaces associated with the Building are intended for the exclusive use of passenger automobiles. Except for intermittent deliveries, no vehicles other than passenger automobiles may be parked in a parking space without the express written permission of Landlord.

     26. Tenant shall be responsible for and cause the proper disposal of medical waste, including hypodermic needles, created by its employees.

It is Landlord's desire to maintain in the Building the highest standard of dignity and good taste consistent with comfort and convenience for tenants. Any action or condition not meeting this high standard should be reported directly to Landlord. The Landlord reserves the right to make such other and further rules and regulations as in its judgment may from time to time be necessary for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

                                END OF EXHIBIT D

                              FIRST LEASE AMENDMENT

     THIS FIRST LEASE AMENDMENT (the "Amendment') is executed this 7th day of April, 2005, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership ("Landlord"), and SPHERIS OPERATIONS INC., a Tennessee corporation ("Tenant").

                                   WITNESSETH:

     WHEREAS, Landlord and Tenant entered into a certain lease dated March 22, 2004 (the "Lease"), whereby Tenant leased from Landlord certain premises consisting of approximately 2,700 rentable square feet of space (the "Original Premises") located in a building commonly known as Haywood Oaks TechneCenter Building 5 (the "Building"), located at 5211 Linbar Drive, Suite 512, Nashville, Tennessee 37211; and

     WHEREAS, Landlord and Tenant desire to relocate Tenant from the Original Premises to a larger space in the Building commonly known as Suite 507 and consisting of approximately 4,680 rentable square feet (the "Relocated Space"); and

     WHEREAS, Landlord and Tenant desire to extend the Lease Term through April 30, 2008; and

     WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease to reflect such relocation, extension and any other changes to the Lease, all as more particularly set forth herein;

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby enter into this Amendment.

     1. Incorporation of Recitals. The above recitals are hereby incorporated into this Amendment as if fully set forth herein.

     2. Extension of Term. The Lease Term is hereby extended through April 30, 2008.

     3. Surrender of Original Premises. Tenant hereby agrees to surrender the Original Premises (as shown outlined on EXHIBIT A attached to the Lease) to Landlord on April 30, 2005 at 11:59 PM (the "Original Premises Surrender Date") in accordance with the terms of the Lease including, but not limited to, Section
2.03. The Original Premises Surrender Date is anticipated to be April 30, 2005. However, if Landlord does not deliver the Relocated Space to Tenant on or before April 30, 2005 then the Original Space Surrender Date shall be extended by one day for each day that the completion of the Relocated Space and delivery of possession of the Relocated Space by Landlord is delayed. Provided Tenant (i) surrenders the Original Premises as provided herein and (ii) commences payment of rent for the Relocated Space, Tenant's obligations under the Lease with respect to the Original Premises shall be terminated on the Original Premises Surrender Date, and Landlord and Tenant shall each be released from further liability for the Original Premises thereafter; provided, however, that such termination shall not affect any right or obligation arising prior to or surviving termination including, but not limited to, Tenant's obligation to pay Minimum Annual Rent and Tenant's Proportionate Share of Additional Rent and the reconciliation thereof. In the event, however, Tenant (I) fails to deliver the Original Premises to Landlord in accordance with this paragraph or (ii) fails to commence payment of rent for the Relocated Space, Tenant shall pay rent for the Original Premises in accordance with Section 2.04 of the Lease until Tenant satisfies the foregoing requirements.

     4. Amendment of Article 1. Lease of Premises. Commencing as of May 1, 2005, (the "Relocated Space Commencement Date") subsections (a), (b), (d), (e), (0,
(i), (k) and (m) of Section 1.01 of Article 1 of the Lease are hereby amended as follows:

          (a) "Leased Premises (shown outlined on AMENDED EXHIBIT A, attached hereto): Suite 507 of the building commonly known as Haywood Oaks TechneCenter Building 5 (the "Building"), located at 5211 Linbar Drive, Nashville, Tennessee 37211, within Haywood Oaks TechneCenter (the "Park").

          (b) Rentable Area of Leased Premises: approximately 4,680 square feet.

          (d) Tenant's Proportionate Share: 7.65%;

          (e) Minimum Annual Rent:*

May 1,2005  - April 30, 2006   $42,915.60 per year
May 1, 2006 - April 30, 2007   $43,992.00 per year
May 1, 2007 - April 30, 2008   $45,068.40 per year

          (f) Monthly Rental Installments:*

May 1, 2005 - April 30, 2006   $3,576.30 per month
May 1, 2006 - April 30, 2007   $3,666.00 per month
May 1, 2007 - April 30, 2008   $3,755.70 per month

          (i) Lease Term:* Commencement Date through April 30, 2008.

* The Relocated Space Commencement Date is anticipated to be May 1, 2005. If the Relocated Space is delivered to Tenant by Landlord after May 1, 2005, then the Relocated Space Commencement Date shall be the actual date that Landlord delivers the Relocated Space to Tenant and the dates set forth in subsections (e), (f) and (i) above shall be adjusted accordingly.

          (k) Brokers: Duke Realty Services Limited Partnership representing Landlord and Colliers Turley Martin Tucker representing Tenant.

          (m) Addresses for payments and notices are as follows:

              Landlord:         Duke Realty Limited Partnership
                                c/o Duke Realty Corporation
                                Attn: Nashville Market - Senior Property Manager

                                782 Melrose Avenue
                                Nashville, TN 37211

              With Payments to: Duke Realty Limited Partnership
                                75 Remittance Drive, Suite 3205
                                Chicago, IL 60675-3205

              Tenant:           Spheris Operations Inc.
                                Attn: Manager
                                5211 Linbar Drive, Suite 507
                                Nashville, TN 37211

              With a copy to:   Spheris Operations Inc.
                                Attn: Gregory Stevens
                                720 Cool Springs Boulevard, Suite 200
                                Franklin, TN 37067"

     5. Amendment of Section 2.02. Construction of Tenant Improvements. Section
2.02 of the Lease is hereby deleted in its entirety and the following is substituted in lieu thereof:

          "Section 2.02. Construction of Tenant Improvements. Tenant has personally inspected the Relocated Space and accepts the same "AS IS" without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto except to construct in a good and workmanlike manner the improvements (the "Tenant Improvements") designated as Landlord's obligations in the attached AMENDED EXHIBIT B, the scope of work attached hereto as AMENDED EXHIBIT B-1, and the space plan attached hereto as EXHIBIT B-2. Any work not shown on AMENDED EXHIBIT B, AMENDED EXHIBIT B-1 and EXHIBIT B-2 shall be performed at Tenant's sole expense."

     6. Confirmation of Section 17.01. Option to Extend. Landlord and Tenant hereby acknowledge that Section 17.01 of the Lease shall remain in full force and effect.

     7. Deletion of Section 17.02. Right of First Offer. Commencing as of the date hereof, Section 17.02 is hereby deleted in its entirety and is of no further force or effect.

     8. Amendment of Section 17.03. Option to Expand. Commencing as of the date hereof, Section 17.03 is hereby amended by deleting "4,050 rentable square feet" in the tenth line thereof and by substituting "7,020 rentable square feet" in lieu thereof.

     9. Storage Agreement. Landlord and Tenant acknowledge that the Storage Agreement by and between Landlord and Tenant dated August 9, 2004 is hereby terminated effective on the Original Premises Surrender Date.

     10. Tenant's Representations and Warranties. The undersigned represents and warrants to Landlord that (i) Tenant is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized and if such state is not the state in which the Leased Premises is located, that it is authorized to do business in such state; (ii) all action necessary to authorize the execution of this Amendment has been taken by Tenant; and (iii) the individual executing and delivering this Amendment on behalf of Tenant has been authorized to do so, and such execution and delivery shall bind Tenant. Tenant, at Landlord's request, shall provide Landlord with evidence of such authority.

     11. Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

     12. Definitions. Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the definitions set forth in the Lease.

     13. Incorporation. This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

                                        LANDLORD:

                                        DUKE REALTY LIMITED PARTNERSHIP,
                                        an Indiana limited partnership

                                        By:  Duke Realty Corporation,
                                             its general partner


                                        By: /s/ John W. Nelley, Jr.
                                            ------------------------------------
                                            John W. Nelley, Jr.
                                            Managing Director
                                            Nashville Operations


                                        TENANT:

                                        SPHERIS OPERATIONS INC.,
                                        a Tennessee corporation


                                        By: /s/ Gregory T. Stevens
                                            ------------------------------------
                                        Printed: Gregory T. Stevens
                                                 -------------------------------
                                        Title: Chief Administrative Officer
                                               ---------------------------------

                                   EXHIBIT A

                                Leased Premises

                               AMENDED EXHIBIT A

                                Leased Premises

                                AMENDED EXHIBIT B

                               TENANT IMPROVEMENTS

     1. Construction Drawings. Landlord shall prepare and submit to Tenant a set of construction drawings (the "CD's") covering all work to be performed by Landlord in constructing and installing the Tenant Improvements, which shall be based on the scope of work attached hereto as AMENDED EXHIBIT B-1 and the space plan attached hereto as EXHIBIT B-2. Tenant shall have five (5) days after receipt of the CD's in which to review the CD's and to give to Landlord written notice of Tenants approval of the CD's or its requested changes to the CD's. Tenant shall have no right to request any changes to the CD's that would increase the scope of work or materially alter the exterior appearance or basic nature of the Building or the Building systems. If Tenant fails to approve or request changes to the CD's within five (5) days after its receipt thereof, Tenant shall be deemed to have approved the CD's and the same shall thereupon be final. If Tenant requests any changes to the CDs, Landlord shall make those changes which are reasonably requested by Tenant and shall within ten (10) days of its receipt of such request submit the revised portion of the CD's to Tenant. Tenant may not thereafter disapprove the revised portions of the CD's unless Landlord has unreasonably failed to incorporate reasonable comments of Tenant and, subject to the foregoing, the CD's, as modified by said revisions, shall be deemed to be final upon the submission of said revisions to Tenant. Tenant shall at all times in its review of the CD's, and of any revisions thereto, act reasonably and in good faith. Without limiting the foregoing, Tenant agrees to confirm Tenant's consent to the CD's in writing within three (3) days following Landlord's written request therefor.

     2. Schedule and Early Occupancy. Landlord shall provide Tenant with a proposed schedule for the construction and installation of the Tenant Improvements and shall notify Tenant of any material changes to said schedule. Tenant agrees to coordinate with Landlord regarding the installation of Tenant's phone and data wiring and any other trade related fixtures that will need to be installed in the Leased Premises prior to substantial completion of the Tenant Improvements. In addition, if and to the extent permitted by applicable laws, rules and ordinances, Tenant shall have the right to enter the Leased Premises prior to the scheduled date for substantial completion (as may be modified from time to time) in order to install fixtures (such as racking) and otherwise prepare the Leased Premises for occupancy, which right shall expressly exclude making any structural modifications. During any entry prior to substantial completion of the Tenant Improvements, (a) Tenant shall comply with all terms and conditions of this Lease (other than the obligation to pay rent for Suite 507 which shall commence on May 1, 2005), (b) Tenant shall not interfere with Landlord's completion of the Tenant Improvements, (c) Tenant shall cause its personnel and contractors to comply with the terms and conditions of Landlord's rules of conduct (which Landlord agrees to furnish to Tenant upon request), and
(d) Tenant shall not begin operation of its business. Tenant acknowledges that Tenant shall be responsible for obtaining all applicable permits and inspections relating to any such entry by Tenant.

     4. Change Orders. Tenant shall have the right to request changes to the CD's at any time following the date hereof by way of written change order (each, a "Change Order", and collectively, "Change Orders"). Provided such Change Order is reasonably acceptable to Landlord, Landlord shall prepare and submit promptly to Tenant a memorandum setting forth the impact on cost and schedule resulting from said Change Order (the "Change Order Memorandum of Agreement"). Tenant shall, within three (3) days following Tenant's receipt of the Change Order Memorandum of Agreement, either (a) execute and return the Change Order Memorandum of Agreement to Landlord, or (b) retract its request for the Change Order. At Landlord's option, Tenant shall pay to Landlord (or Landlord's designee), within ten (10) days following Landlord's request, any increase in the cost to construct the Tenant Improvements resulting from the Change Order, as set forth in the Change Order Memorandum of Agreement. Landlord shall not be obligated to commence any work set forth in a Change Order until such time as Tenant has delivered to Landlord the Change Order Memorandum of Agreement executed by Tenant and, if applicable, Tenant has paid Landlord in full for said Change Order.

     5. Letter of Understanding. Promptly following substantial completion of the Tenant Improvements, Tenant shall execute Landlord's Letter of Understanding in substantially the form attached hereto as AMENDED EXHIBIT C and made a part hereof, acknowledging except for any punchlist items, that Tenant has accepted the Leased Premises. If Tenant takes possession of and occupies the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises and that the condition of the Leased Premises and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects, subject to any punchlist items.

                              AMENDED EXHIBIT "B-I"

     TENANT NAME: SPHERIS
   BLD. LOCATION: HAYWOOD OAKS - SUITE 507
   PROPOSAL DATE: 1/5/2005
REVISED (#) DATE: 3/1/2005
   PROJECT MANGR: HEINRICH TISCHLER
   ARCH. DWG. BY: CLIENT - 3RD RECOMMENDATION
    DRAWING DATE: 1/26/2005, REVISED 03-01-05
   BUILDING TYPE: _____
    OFFICE - RSF: 2,234
 WAREHOUSE - RSF: 2,446
     TOTAL - RSF: 4,680

     Based upon the "Contract Documents", DUKE REALTY LIMITED PARTNERSHIP ("Duke") agrees to perform the following "Work".

DESCRIPTION                                                           UNIT
-----------                                                           ----
T1ME PERIOD REQUIREMENTS
BID PROCESS                                                       1   WKS
ARCHITECTURAL / MECHANICAL I ELECTRICAL I PLUMBING DESIGN             WKS
BUILDING PERMIT                                                   1   WKS
CONSTRUCTION                                                      3   WKS
PUNCH LIST COMPLETION                                             1   WKS

   TOTAL TIME PERIOD REQUIRED                                     6   WKS
PERMITS / FEES
BUILDING PERMIT                                               4,680   SF

SUPERVISION
SUPERINTENDENT (FOR CONSTRUCTION & PUNCH LIST)                 2.00   WKS

MISCELLANEOUS BUILDING COMPONENTS
MISCELLANEOUS MATERIALS                                       4,680   SF

PROJECT CLEAN-UP
BROOM CLEAN WAREHOUSE                                         2,446   SF
FINAL CLEAN UP FOR CONSTRUCTION                               2,234   SF
DUMPSTER RENTAL 30 CV                                          1.00   LD

DESIGN FEES
ARCHITECTURAL CD'S                                            4,680   SF
BLUEPRINTS/PRINTING COSTS                                      1.00   LS

METAL WORK
EDGE ANGLE FOR ROOF TOP UNITS                                     1   SET

FINISH CARPENTRY! MILLWORK
MISC BLOCKING and ROUGH HARDWARE                                  1   LS
TELEPHONE BOARD 4' X 8'                                           1   EA

ROOFING
FLASH HVAC ROOF CURBS-4'X7' OPENING                               1   EA
FLASH ROUND VENT PIPES UP TO 4" DIAM.                             1   EA
30"x30" WALKOFF MATS (10 EA PER UNIT)                            10   EA

DESCRIPTION                                                           UNIT
-----------                                                           ----
SEALANT/CAULKING
MISC. EXTERIOR CAULKING                                        1.00   LS

WOOD DOORS / FRAMES
3' X 7' SOLID CORE FIELD FINISHED BIRCH DOOR W/ STANDARD          2   EA
HINGES AND HOLLOW METAL FRAME
4' x 7' HOLLOW METAL CASED OPENING                                1   EA
RELOCATE EXISTING DOORS ! FRAMES I HARDWARE.                      1   EA

HARDWARE (LOCKS/KEYS)
CLOSURE                                                           2   EA
COMBINATED CORES WITH NO HARDWARE PURCHASED.                      2   EA
COMBINATED CORES WITH (6)EA TENANT KEYS.                          2   EA

GENERAL CONSTRUCTION
CLOSE DOOR OPENING                                                1   LF
DEMO FOR CASED OPENINGS                                           1   EA
DRYWALL PARTITIONS 90" HGHT /25 GA. 3 5/8" STN- MS /24"          42   LF
OC / 5/8" DRYW.
PATCH AND REPAIR EXISTING DRYWALL IN WAREHOUSE                1,125   SF

INTERIOR WALL FINISHES
PAINT NEW DOOR UNIT WITH TWO COATS OF ENAMEL FINISH.              2   EA
PAINT EXISTING DOOR UNITS WITH TWO COATS OF ENAMEL FINISH.        7   EA
PAINT EXISTING HM FRAMES WITH TWO COATS OF ENAMEL FINISH.         1   EA
PAINT ALL DRYWALL WITH TWO COATS OF LATEX PAINT - OFFICE      5,300   SF
PAINT ALL DRYWALL WITH TWO COATS OF LATEX PAINT - WAREHOUSE   5,000   SF

FLOOR FINISHES
TAKE UP EXISTING CARPET! VINYL COVE BASE.                     1,600   SF
STANDARD CARPET TO BE DIRECT GLUE DOWN LEVEL LOOP OR CUT      1,680   SF
PILE THROUGH OUT OFFICE AREA. (ALLOWANCE $15.50/SQ. YD.
INSTALLED)
FLOOR PREP                                                        1   LS
4" VINYL COVE BASE THROUGHOUT OFFICE AREA.                      480   LF
STANDARD 1/8" COMMERCIAL VINYL COMPOSITION TILE.                450   SF

FIRE EXTINGUISHERS/CABINETS
WALL MOUNT FIRE EXTINGUISHERS WITH NO CABINET                     2   EA

HVAC
CEILING MOUNT EXHAUST FAN FOR SERVER ROOM                         1   EA
RELOCATE EXISTING 4-TON TRANE ROOF TOP UNIT                       1   EA

LIGHTING-OFFICE RATE OF I / 65 SF
RELOCATE EXISTING 2' X 4' LAY-IN LIGHT FIXTURE.                   6   EA
SINGLE POLE LIGHT SWITCH.                                         4   EA

LIGHTING-WAREHOUSE
8 FT. STRIP FLUORESCENT WAREHOUSE (2) LAMP FIXTURE.               7   EA

POWER - OFFICE
DISCONNECTION FOR DEMOLITION                                      1   LS
STANDARD 15 AMP/120 VOLT DUPLEX RECEPTACLE.                       8   EA
STANDARD 15 AMP/120 VOLT QUADPLEX RECEPTACLE.                     3   EA
DEDICATED 20 AMP /120 VOLT DUPLEX RECEPTACLE. - KITCHEN           2   EA
DEDICATED 20 AMP /120 VOLT DUPLEX RECEPTACLE. - OFFICE            1   EA
DEDICATED 20 AMP /120 VOLT DUPLEX RECEPTACLE. - EQUIPMENT         3   EA
FURNITURE POWER JUNCTION BOX WITH (3) CIRCUIT 1(1) SHARED         2   EA
NEUTRAL 1(1) GROUND I

DESCRIPTION                                                           UNIT
-----------                                                           ----
PARTITION CONNECTION I AND (1) PHONE/DATA OPENING. TENANTS
FURNITURE TO BE A MINIMUM (5) WIRE SYSTEM. POWER TO
ENERGIZE UP TO (6) FURNITURE STATIONS.

POWER POLE.                                                       5   EA
WALL PARTITION PHONE/DATA                                         3   EA
SERVER ROOM EXHAUST FAN HOOK-UP AND CIRCUIT.                      1   EA

POWER - WAREHOUSE
STANDARD 15 AMP / 120 VOLT DUPLEX RECEPTACLE.                    20   EA
ROOFTOP GFI RECEPTACLE. POWER FROM UNIT                           1   EA
HVAC UNIT HOOK-UP WITH GAS HEATING                                4   TON

FIRE SAFETY DEVICES- OFFICE
EXIT LIGHT FIXTURE W/ 1 1/2 HR. BATTERY BACK-UP.                  1   EA
EMERGENCY LIGHT FIXTURE W/ 1 1/2 HR. BATTERY BACK-UP.             1   EA

SERVICE AND DISTRIBUTION
225 AMP- 240 VOLT -3 PHASE /4 WIRE ELECTRIC SERVICE WITH          1   EA
CT. CABINET AND METERING / WITH THE FOLLOWING: (1) 225 AMP
-240 VOLT - THREE PHASE /4 WIRE PANEL ((1)225 AMP -208/120
VOLT -3 PHASE /4 WIRE PANEL. INCLUDES NEW WIRE IN EXISTING
CONDUIT TO NEW DISCONNECT

ELEC. DRAWING FEES I PERMITS AND INSPECTIONS. (INDUSTRIAL     2,234   SF
OFFICE/WAREHOUSE PROJECTS)

EXCLUSIONS / QUALIFICATIONS/ ALTERNATIVES
QUALIFICATION
              1 WAREHOUSE TO BE CLEARED BEFORE CONSTRUCTION
              2 INCLUDE NEW CARPET AND BASE
              3 NEW VCT IN COMPUTER ROOM AND RESTROOMS
              4 EXCLUDE LINE ITEMS AT REAR OF WAREHOUSE
              5 EXCLUDE OFFICE IN WAREHOUSE

                                   EXHIBIT B-2

                                   SPACE PLAN

                                [TO BE ATTACHED]

                                AMENDED EXHIBIT C

                             LETTER OF UNDERSTANDING

Duke Realty Limited Partnership
Attention: Tammy Cain, Property Manager
782 Melrose Avenue
Nashville, TN 37211

     Re: Lease Agreement between DUKE REALTY LIMITED PARTNERSHIP, AN INDIANA LIMITED PARTNERSHIP ("Landlord") and SPHERIS OPERATIONS INC., A TENNESSEE CORPORATION ("Tenant") for the Lease Premises located at 5211 Linbar Drive, Suite 507, Nashville Tennessee (the "Leased Premises"), dated March 22, 2004, as amended April 7, 2005 (collectively, the "Lease").

Dear Mr. Stevens:

     The undersigned, on behalf of Tenant, certifies to Landlord as follows:

     1.   The expiration date of the Lease is April 30, 2008.

     2. The Lease (including amendments or guaranty, if any) is the entire agreement between Landlord and Tenant as to the leasing of the Leased Premises and is in full force and effect.

     3. The Landlord has completed the Tenant Improvements designated as Landlord's obligation under the Lease (excluding punchlist items as agreed upon by Landlord and Tenant), if any, and Tenant has accepted the Leased Premises as of May 1, 2005.

     4. To the best of the undersigned's knowledge, there are no uncured events of default by either Tenant or Landlord under the Lease.

     IN WITNESS WHEREOF, the undersigned has caused this Letter of Understanding to be executed this 15th day of June, 2005.

                                        SPHERIS OPERATIONS INC.,
                                        a Tennessee corporation


                                        By: /s/ Gregory T. Stevens
                                            ------------------------------------
                                        Printed Name: Gregory T. Stevens
                                                      --------------------------
                                        Title: Chief Administrative Officer
                                               ---------------------------------